EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 51 to the Registration Statement of Eaton Vance Variable Trust (1933 Act File No. 333-44010) of my opinion dated April 28, 2022, which was filed as Exhibit (i) to Post-Effective Amendment No. 50.

/s/ Jeanmarie Valle Lee
Jeanmarie Valle Lee, Esq.

April 27, 2023

Boston, Massachusetts

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